EXHIBIT 99.1

SUBSCRIPTION AGREEMENT

Ciclet Holdings Inc.,

a Nevada corporation

On the terms and subject to the conditions specified in that certain Prospectus dated _________, 2017, (the "Prospectus") and filed with the Securities and Exchange Commission (the "SEC"), Ciclet Holdings Inc., a Nevada corporation (the "Company"), is offering for sale a maximum of 22,500,000 shares of its common stock ("Offered Shares") at a purchase price of $0.006 per Offered Share.

Those defined (capitalized) terms used in this Subscription Agreement without definitions specified in this Subscription Agreement shall have the same definitions and meanings specified by the applicable provisions of the Prospectus.

This Subscription Agreement must be completed and delivered to:

Ciclet Holdings Inc.

Unit 907-A West Tower Philippine Stock Exchange Center Building

Exchange Road, Ortigas Center

Pasig City, Philippines

Subscriptions must be funded (at a price of $0.006 per Offered Share) by check, bank draft or wire transfer.

Subscriptions will only be accepted from persons or entities that, in the opinion of management of the Company, are capable of bearing the risks associated with an investment in the Company.

How to Subscribe

To subscribe for Offered Shares, you must complete this Subscription Agreement and pay the appropriate subscription price.

Directions for the Subscription Agreement are as follows:

1.	Be sure to provide your correct name and address, as this information will appear on the official records of the Company.

2.	Sign and be sure that you have checked and initialed the appropriate type of ownership.

3.

Signature and Supporting Material Requirements The following requirements have been established for the various ways in which Offered Shares may be purchased and held other than by you as an individual:

HUSBAND AND WIFE: The signatures of both husband and wife are required, unless a separate document signed by both parties and designating either party as agent of the other party for purposes of signing accompanies the Subscription Agreement.

OTHER FORM OF CO-OWNERSHIP: The signatures of all parties are required.

PARTNERSHIP: The Subscription Agreement must be accompanied by a copy of the signed partnership agreement.

TRUST: The Subscription Agreement must be accompanied by a copy of the signed trust agreement.

CORPORATION: The Subscription Agreement must be accompanied by a certified copy of the resolution of the Board of Directors of the subscribing corporation designating the officer(s) of that corporation authorized to sign on behalf of that corporation and of the resolution of that Board of Directors authorizing the purchase of Offered Shares.

4.	Furnish the following:

(a) Completed Subscription Agreement

(b) Supporting material if required (Item 3 above).

(c) A check, bank draft or bank wire in the amount of your subscription (see below).

By signing this Subscription Agreement, without waiving any of your rights pursuant to applicable federal or state laws, you covenant and agree as follows:

1.	You acknowledge that you have received a copy of the Prospectus.

2.

On the terms and subject to the conditions of the Prospectus and this Subscription Agreement, you hereby subscribe for the number of Offered Shares specified below for a subscription price of $0.006 per Offered Share. You hereby agree that this subscription shall be irrevocable and shall survive your death or disability. Payment of the purchase price for Offered Shares is due upon subscription.

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3.

You acknowledge and agree that (i) management of the Company has the right to accept or reject this subscription in whole or in part, and (ii) this subscription shall be deemed to be accepted by the Company only when this Subscription Agreement is signed by the officers of the Company authorized to sign this Subscription Agreement on behalf of the Company. You agree that subscriptions need not be accepted by the Company. You agree that subscriptions need not be accepted by the Company in the order in which subscriptions are received.

4.

You are not relying on the Company or its affiliates with respect to economic considerations involved in connection with your purchase of Offered Shares. You have relied solely upon such independent investigations made by you or by your representatives in making your decision to purchase Offered Shares, and except for the Prospectus, no oral or written representations have been made to, or relied upon by, you in connection with that decision.

5.

You have the requisite knowledge and experience to evaluate the relative business aspects and risks, or you have relied upon the advice of experienced advisors with regard to business aspects and risks, and other considerations involved in purchasing Offered Shares.

6.

You acknowledge that although the Offered Shares are registered with the SEC pursuant to the Securities Act of 1933, there may be restrictions regarding the resale of the Offered Shares imposed by the securities laws of the particular jurisdiction in which you reside. Accordingly, you will not offer or sell Offered Shares in any jurisdiction, unless you obtain all required consents, if any.

7.	You understand that a purchase of Offered Shares is a speculative investment, which involves significant risks and the potential loss of the entire amount you paid for Offered Shares.

8.

You acknowledge that no federal or state agency has (a) made any finding or determination as to the fairness of a purchase of Offered Shares, (b) made any recommendation or endorsement of the Offered Shares, or (c) guaranteed or insured any investment in the Offered Shares or any investment made by the Company.

9.	You understand that the price of the Offered Shares has no relation to the assets, book value or net worth of the Company and has been determined arbitrarily by the Company.

10.	It has been called to your attention by the Prospectus that the Company has been formed quite recently and has no history of earnings.

11.

It has been called to your attention by the Prospectus that the amount you pay the Company for your purchase of Offered Shares will not be deposited in an escrow or similar account; but, rather, that amount shall be made available to the Company immediately upon its acceptance of your subscription.

12.

You and your representatives have had the opportunity to discuss all material aspects regarding a purchase of Offered Shares with management of the Company, and any and all questions asked have been answered to the full and complete satisfaction of you and your representatives.

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13.

You have adequate net worth and means of providing for your current needs and contingencies to sustain a complete loss of your investment in the Company at the time of investment, and have no need for liquidity in connection with the Offered Shares purchased by you. You currently can afford a complete loss of the amount you will pay for those Offered Shares.

14.

You have attained the age of majority (as established in the state in which you reside), if an individual, and you have no legal disability with respect to entering into a contractual relationship with the Company and executing this Subscription Agreement.

15.

If and when this Subscription Agreement is accepted by the Company, you will have purchased the number of Offered Shares set forth above your signature on the signature page of this Subscription Agreement. The Offered Shares which you offer to purchase hereby shall not be deemed issued to, or owned by, you until (a) you have fully paid the applicable purchase price for the Offered Shares and (b) the Company has accepted your offer to purchase. The Company shall have until the closing date of the offering of Offered Shares or any extension of that offering to accept or reject your offer, at its sole discretion.

Number of Offered Shares Subscribed for:

You are subscribing to purchase a total of ________ Offered Shares at $0.006 per Offered Share ($_______________) by (check and initial applicable line):

--____________ $____________ (for _____ Offered Shares) paid by check

--____________ $____________ (for _____ Offered Shares) paid by bank draft

--____________ $____________ (for _____ Offered Shares) paid by wire transfer

Payment Instructions

MAKE CHECK PAYABLE TO: "Ciclet Holdings Inc."

MAIL TO	Ciclet Holdings Inc., Unit 907-A West Tower Philippine Stock Exchange Center Building Exchange Road, Ortigas Center Pasig City, Philippines

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WIRE TRANSFER INSTRUCTIONS:

__________ Bank

________________

________________

________________

Routing Number: __________

Swift Code: ______________

Account Number: _________

Print name(s) in which Offered Shares are to be registered:

For details, see How to Subscribe (above)

NAME: (1) ____________________________________________________________________

NAME: (2) ____________________________________________________________________

Address: _____________________________________________________________________

_____________________________________________________________________________

Title to your purchased Offered Shares is to be held as follows (check and initial one):

(a) __________ Husband & Wife

(b) __________ Individual

(c) __________ Corporation

(d) __________ Partnership

(e) __________ Trust

(f) __________ Other           Please describe: _________________________

NOTE: BY SIGNING THIS SUBSCRIPTION AGREEMENT AND UPON ACCEPTANCE THEREOF, YOU ARE ENTERING INTO AN AGREEMENT AND AGREEING TO INVEST MONEY WITH THE COMPANY.

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The undersigned hereby certifies that the undersigned has answered the foregoing to the best of the undersigned's knowledge, that the undersigned's answers are complete and accurate, and the undersigned declares under penalty of perjury that the foregoing is true and correct.

This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof.

DATED: __________________________ , 2017, at _____________________________

(1) _______________________________  (2)_________________________________

NOTE: If Offered Shares are to be registered in more than one name, all subscribers must sign.

Acceptance of Subscription

Agreed to and accepted:

By:	Ciclet Holdings Inc.,
a Nevada corporation

By:
Its:	President

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